 As filed with the Securities and Exchange Commission on January 21, 2000.
                                                      Registration No. 333-93529
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                            AMENDMENT NO. 3 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                               ----------------
                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)
          Delaware                    4899                     54-1878819
      (State or other     (Primary Standard Industrial      (I.R.S. Employer
      jurisdiction of     Classification Code Number)        Identification
      incorporation or                                          Number)
       organization)
                        1250 23rd Street, N.W., Suite 57
                          Washington, D.C. 20037-1100
                                 (202) 969-7100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              Joseph M. Titlebaum
                         Senior Vice President, General
                             Counsel and Secretary
                        XM Satellite Radio Holdings Inc.
                        1250 23rd Street, N.W., Suite 57
                          Washington, D.C. 20037-1100
                                 (202) 969-7100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                With Copies To:
          Steven M. Kaufman, Esq.                Gregory A. Ezring, Esq.
          HOGAN & HARTSON L.L.P.                     LATHAM & WATKINS
           555 13th Street, N.W.                     885 Third Avenue
          Washington, D.C. 20004                        Suite 1000
              (202) 637-5600                     New York, New York 10022
                                                      (212) 906-1200
                               ----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as defined below), check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

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


                    EXPLANATORY NOTE TO AMENDMENT NO. 3

   This Amendment No. 3 to the XM Satellite Radio Holdings Inc. Registration Statement on Form S-1 has been filed solely for the purpose of filing certain exhibits to the Registration Statement.

              PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

 Exhibit
   No.                                 Description
 -------                               -----------
  1.1    Form of Underwriting Agreement relating to the offering of Class A
          Common Stock.

  1.2    Form of Underwriting Agreement relating to the offering of Series B
          Convertible Redeemable Preferred Stock.

  3.1    Restated Certificate of Incorporation of XM Satellite Radio Holdings
          Inc.

  3.2    Restated Bylaws of XM Satellite Radio Holdings Inc.

  4.1 Form of Certificate for our Class A common stock (incorporated by reference to Exhibit 3 to the XM Satellite Radio Holdings Inc.
          Registration Statement on Form 8-A, filed with the SEC on September
          23, 1999).

  4.2    Form of Certificate for our   % Series B Convertible Redeemable
          Preferred Stock.

  4.3    Form of Certificate of Designation Establishing the Voting Powers,
          Designations, Preferences, Limitations, Restrictions and Relative
          Rights of   % Series B Convertible Redeemable Preferred Stock due
          2012.

  5.1 Opinion of Hogan & Hartson L.L.P. with respect to the securities being registered.

 10.1++  Shareholders' Agreement, dated as of July 7, 1999, by and among XM
          Satellite Radio Holdings Inc., American Mobile Satellite Corporation,
          Baron Asset Fund, Clear Channel Investments, Inc., Columbia XM Radio
          Partners, LLC, DIRECTV Enterprises, Inc., General Motors Corporation,
          Madison Dearborn Capital Partners III, L.P., Special Advisors Fund I,
          LLC, Madison Dearborn Special Equity III, L.P., and Telcom-XM
          Investors, L.L.C.

 10.2++  Registration Rights Agreement, dated July 7, 1999, by and among XM
          Satellite Radio Holdings Inc., American Mobile Satellite Corporation, the Baron Asset Fund series of Baron Asset Fund, and the holders of Series A subordinated convertible notes of XM Satellite Radio
          Holdings Inc.

 10.3++  Note Purchase Agreement, dated June 7, 1999, by and between XM
          Satellite Radio Holdings Inc., XM Satellite Radio Inc., Clear Channel
          Communications, Inc., DIRECTV Enterprises, Inc., General Motors
          Corporation, Telcom-XM Investors, L.L.C., Columbia XM Radio Partners,
          LLC, Madison Dearborn Capital Partners III, L.P., Madison Dearborn
          Special Equity III, L.P., and Special Advisors Fund I, LLC (including form of Series A subordinated convertible note of XM Satellite Radio
          Holdings Inc. attached as Exhibit A thereto).

 10.4++* Technology Licensing Agreement by and among XM Satellite Radio Inc.,
          XM Satellite Radio Holdings Inc., WorldSpace Management Corporation and American Mobile Satellite Corporation, dated as of January 1,
          1998, amended by Amendment No. 1 to Technology Licensing Agreement, dated June 7, 1999.

 10.5++* Technical Services Agreement between XM Satellite Radio Holdings Inc.
          and American Mobile Satellite Corporation, dated as of January 1,
          1998, as amended by Amendment No. 1 to Technical Services Agreement, dated June 7, 1998.

 10.6++* Satellite Purchase Contract for In-Orbit Delivery, by and between XM
          Satellite Radio Inc. and Hughes Space and Communications
          International, Inc., dated July 21, 1999.

 Exhibit
   No.                                 Description
 --------                              -----------
 10.7++*  Amended and Restated Agreement by and between XM Satellite Radio,
           Inc. and STMicroelectronics Srl, dated September 27, 1999.

 10.8++* Distribution Agreement, dated June 7, 1999, between OnStar, a division of General Motors Corporation, and XM Satellite Radio Inc.

 10.9++*  Operational Assistance Agreement, dated as of June 7, 1999, between
           XM Satellite Radio Inc. and DIRECTV, INC.

 10.10++* Operational Assistance Agreement, dated as of June 7, 1999, between
           XM Satellite Radio Inc. and Clear Channel Communications, Inc.

 10.11++* Operational Assistance Agreement, dated as of June 7, 1999, between
           XM Satellite Radio Inc. and TCM, LLC.

 10.12++  Agreement, dated as of July 16, 1999 between XM Satellite Radio
           Holdings Inc. and Gary Parsons.

 10.13++  Employment Agreement, dated as of June 1, 1998, between XM Satellite
           Radio Holdings Inc. and Hugh Panero.

 10.14++  Letter Agreement with Lee Abrams date May 22, 1998.

 10.15++  Letter Agreement with Stelios Patsiokas dated September 14, 1998.

 10.16++  Letter Agreement with Heinz Stubblefield dated May 22, 1998.

 10.17++  Form of Indemnification Agreement between XM Satellite Radio Holdings
           Inc. and each of its directors and executive officers.

 10.18    1998 Shares Award Plan (Incorporated by reference to the Registrant's
           Registration Statement on Form S-8, File No. 333-92049).

 10.19++  Form of Employee Non-Qualified Stock Option Agreement.

 10.20++* Firm Fixed Price Contract #001 between XM Satellite Radio Inc. and the Fraunhofer Gesellschaft zur Foderung Der angewandten Forschung e.V., dated July 16, 1999.

 10.21++* Contract for Engineering and Construction of Terrestrial Repeater
           Network System by and between XM Satellite Radio Inc. and LCC
           International, Inc., dated August 18, 1999.

 10.22    Employee Stock Purchase Plan (Incorporated by reference to the
           Registrant's Registration Statement on Form S-8, File No. 333-
           92049).

 10.23++  Non-Qualified Stock Option Agreement between Gary Parsons and XM
           Satellite Radio Holdings Inc., dated July 16, 1999.

 10.24++  Non-Qualified Stock Option Agreement between Hugh Panero and XM
           Satellite Radio Holdings Inc., dated July 1, 1998, as amended.

 10.25++  Form of Director Non-Qualified Stock Option Agreement.

 10.26++  Form of Lease between Consortium One Eckington, L.L.C. and XM
           Satellite Radio Inc., dated September 29, 1999.

 10.27    Letter Agreement with Stephen Cook dated January 12, 1999.

 Exhibit
   No.                                 Description
 -------                               -----------
 12.1    Statement on Computation of Ratios.

 21.1+++ Subsidiaries of XM Satellite Radio Holdings Inc.

 23.1    Consent of Hogan & Hartson L.L.P. (contained in their opinion filed as
          Exhibit 5.1).

 23.2+++ Consent of KPMG LLP.

 24.1+++ Powers of Attorney.

 27.1+++ Financial Data Schedule.

--------

++ Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-83619.
+++ Previously filed.
* Pursuant to the Commission's Order Granting Confidential Treatment under Rule 406 of the Securities Act, certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text.

   (b) Financial Statement Schedules included separately in the Registration Statement.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the District of Columbia, on the 21st day of January, 2000.

                                          XM Satellite Radio Holdings Inc.

                                                       *
                                          By:
                                             Name: Hugh Panero
                                             Title: President and Chief
                                             Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    President, Chief Executive  January 21, 2000
______________________________________  Officer, and Director
             Hugh Panero                (Principal Executive
                                        Officer)

                  *                    Senior Vice President and   January 21, 2000
______________________________________  Chief Financial Officer
          Heinz Stubblefield            (Principal Financial and
                                        Accounting Officer)

                  *                    Chairman of the Board of    January 21, 2000
______________________________________  Directors
           Gary M. Parsons


                  *                    Director                    January 21, 2000
______________________________________
          Nathaniel A. Davis

                  *                    Director                    January 21, 2000
______________________________________
          Thomas J. Donahue

                  *                    Director                    January 21, 2000
______________________________________
           Randall T. Mays

                  *                    Director                    January 21, 2000
______________________________________
            Randy S. Segal

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Director                    January 21, 2000
______________________________________
              Jack Shaw

                  *                    Director                    January 21, 2000
______________________________________
            Rajendra Singh

                                       Director                     January  , 2000
______________________________________
          Ronald L. Zarrella


*By:/s/ Joseph M. Titlebaum
    Joseph M. Titlebaum
    Attorney-in-Fact